Filed pursuant to Rule 433
                                                         File No.: 333-132319-05


Free Writing Prospectus                             Date Prepared: June 18, 2007
--------------------------------------------------------------------------------

 Citicorp Residential Mortgage Securities, Inc. REMIC Pass-Through Certificates,
                                  Series 2007-2

--------------------------------------------------------------------------------

                  Approximate Total Offered Size: $844,664,000

                            Citicorp Trust Bank, fsb
                                   Originator

                               CitiMortgage, Inc.
                                    Servicer

                 Citicorp Residential Mortgage Securities, Inc.
                                    Depositor

                Citicorp Residential Mortgage Trust Series 2007-2
                                 Issuing Entity


                                                          Initial
                                                          Credit             Ratings          WAL (Call/          Window (Call/
Tranche      Amount ($)(1)     Int. Type / Class(2)     Enhancement       (S&P/Moody's)        Mat)(3)               Mat)(3)
------------------------------------------------------------------------------------------------------------------------------------
                                                     OFFERED CERTIFICATES
Class A-1    309,245,000      Fixed /Senior               14.45%         AAA        Aaa       1.00 / 1.00       1 - 22 / 1 - 22
Class A-2    105,293,000      Fixed /Senior               14.45%         AAA        Aaa       2.20 / 2.20      22 - 31 / 22 - 31
Class A-3     87,439,000      Fixed /Senior               14.45%         AAA        Aaa       3.00 / 3.00      31 - 44 / 31 - 44
Class A-4    119,078,000      Fixed /Senior               14.45%         AAA        Aaa       5.00 / 5.00      44 - 97 / 44 - 97
Class A-5     49,753,000      Fixed /Senior               14.45%         AAA        Aaa      8.08 / 11.30      97 - 97 / 97 - 200
Class A-6     74,534,000      Fixed /Senior/ Lockout      14.45%         AAA        Aaa       6.36 / 6.53      38 - 97 / 38 - 198
------------------------------------------------------------------------------------------------------------------------------------
                                                OFFERED CERTIFICATES NOT AVAILABLE
Class M-1     20,910,000      Fixed / Mezzanine           12.05%         AA+        Aa1       5.45 / 5.95      38 - 97 / 38 - 161
Class M-2     18,296,000      Fixed / Mezzanine            9.95%          AA        Aa2       5.45 / 5.93      37 - 97 / 37 - 155
Class M-3     11,326,000      Fixed / Mezzanine            8.65%         AA-        Aa3       5.44 / 5.90      37 - 97 / 37 - 148
Class M-4     10,455,000      Fixed / Mezzanine            7.45%          A+         A1       5.44 / 5.87      37 - 97 / 37- 143
Class M-5      9,584,000      Fixed / Mezzanine            6.35%          A          A2       5.44 / 5.84      37 - 97 / 37 - 138
Class M-6      8,712,000      Fixed / Mezzanine            5.35%          A-         A3       5.44 / 5.80      37 - 97 / 37 - 132
Class M-7      6,970,000      Fixed / Mezzanine            4.55%         BBB+       Baa1      5.44 / 5.76      37 - 97 / 37 - 126
Class M-8      4,356,000      Fixed / Mezzanine            4.05%         BBB        Baa2      5.44 / 5.71      37 - 97 / 37 - 120
Class M-9      8,713,000      Fixed / Mezzanine            3.05%         BBB-       Baa3      5.44 / 5.63      37 - 97 / 37 - 116
------------------------------------------------------------------------------------------------------------------------------------

(1)   Certificate sizes are subject to change (+/- 5%).

(2) The Certificates will bear interest at fixed rates referred to as Coupon Rates, and their respective Coupon Rates will increase by 0.50% following the first possible Optional Termination Date.

(3)   Based on Pricing Speed.

Transaction Overview:
--------------------

Lead Manager:     Citigroup Global Markets Inc.
Rating Agencies:  [Moody's/S&P]
Trustee:          U.S. Bank, N.A.

Expected Pricing Date:       June 19, 2007
Expected Settlement Date:    June 28, 2007
Certificate Administrator    CitiMortgage, Inc.
SEC Registration Statement:  No. 333-132319

                                 [CITICORP LOGO]

CRMSI 2007-2                                                     [CITICORP LOGO]


                                                For Further Information:
                                                 -----------------------

           Mortgage Finance                           MBS Trading                            MBS Structuring
      Taruna Reddy (212) 723-6748            Steve Weinstein (212) 723-6325            Shekhar Shah (212) 723-6325
      Matt Fallon (212) 723-6334             Supriya Bajoria (212) 723-6325               Tai Wu (212) 723-5859
    Juliana Castelli (212) 723-6503                                                    Noel Doromal (212) 723-9026



*All numbers are preliminary and subject to change.

The Depositor has filed a registration statement (including a core prospectus) with the SEC for the offering to which this Free Writing Prospectus relates. Before you invest, you should read the core prospectus dated March 27, 2007 in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov. The file number for the Depositor's registration statement is No. 333-132319. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the core prospectus if you request it by calling 1-877-858-5407.

This Free Writing Prospectus is not required to contain all information that is required to be included in the core prospectus and the prospectus supplement.

The information in this Free Writing Prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar Free Writing Prospectus relating to these securities.

This Free Writing Prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this Free Writing Prospectus may be based on preliminary assumptions about the pool assets and the structure.

The information in this Free Writing Prospectus may reflect parameters, metrics or scenarios specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any parameters, metrics or scenarios specifically required by you.

This Free Writing Prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this Free Writing Prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities. You may withdraw your indication of interest at any time.

CRMSI 2007-2                                                     [CITICORP LOGO]


Title of the Securities:   Citicorp Residential Mortgage Securities, Inc., REMIC
                           Pass-Through Certificates, Series 2007-2.

The Certificates:          Approximately $844,664,000 Offered Certificates.  The
                           Certificates are backed by fixed-rate, first lien, daily simple interest mortgage loans.

Depositor:                 Citicorp Residential Mortgage Securities, Inc.

Lead Underwriter:          Citigroup Global Markets Inc.

Certificate Administrator: CitiMortgage, Inc.

Originator:                Citicorp Trust Bank, fsb

Servicer:                  CitiMortgage, Inc.

Trustee:                   U.S. Bank, N.A.

Settlement Date:           On or about June 28, 2007.

Distribution Date:         Distribution of principal and interest on the
                           certificates will be made on the 25th day of each month or, if such day is not a business day, on the first business day thereafter, commencing in July
                           2007.

Offered Certificates:      Classes A-1, A-2, A-3, A-4, A-5 and A-6  Certificates
                           and Classes M-1, M-2, M-3, M-4, M-5, M-6, M-7, M-8
                           and M-9 Certificates will be offered.

Class A Certificates:      Classes A-1, A-2, A-3, A-4, A-5 and A-6 Certificates.

Non-Offered Certificates:  Classes CE and R Certificates.

Mezzanine Certificates:    Classes M-1, M-2, M-3, M-4, M-5, M-6, M-7, M-8 and
                           M-9 Certificates.

Fixed-Rate Certificates:   Class A and Mezzanine Certificates.


Subordinate Certificates:  Mezzanine Certificates and Class CE Certificates.

Cut-Off Date:              June 1, 2007.

Payment Delay:             Fixed-Rate Certificates have a 24-day delay.

Day Count:                 Fixed-Rate Certificates are 30/360.

Administrative Fees:       The sum of Servicing Fee, Certificate Administrator
                           Fee and Trustee Fee is equal to 0.50%.

Legal Final Maturity:      For all Classes the legal final maturity is expected
                           to be the Distribution Date occurring in June 2037.

Structure:                 Senior/Subordinate/Overcollateralization

Pricing Speed:             4% to 23% CPR for months 1 to 12 and 23% CPR
                           thereafter

Mortgage Pool:             As of the Cut-off Date, the Mortgage Pool consists of
                           approximately 5,278 fixed-rate, first lien, daily simple interest mortgage loans, with an outstanding principal balance of approximately $871,237,583.00.


--------------------------------------------------------------------------------
  This page must be accompanied by a disclaimer. If you did not receive such a disclaimer, please contact your Citigroup Global Markets Inc.
                         Financial Advisor immediately.

CRMSI 2007-2                                                     [CITICORP LOGO]


                           Approximately 97.61% of the mortgage loans are Equity Builder loans. A borrower enrolled in the Equity Builder Program allows the Servicer to automatically debit the borrower's personal bank account for the amount equal to the scheduled payment. In exchange, the borrower receives a 0.25% reduction in mortgage rate. This reduction does not affect the amount of the scheduled payment (which is still based on the higher mortgage rate), but does affect the relative amounts of principal and interest included in that payment. All borrowers not enrolled in the Equity Builder Program as of the Cut-Off Date, are permitted to enroll at any point in the future. However, borrowers who enroll in Equity builder after loan closing do not receive the 0.25% interest rate reduction.

                           Equity Builder enrollees choose bi-weekly, semi-monthly or monthly payments, and if at any point during the life of the loan the borrower elects out of the Equity Builder program, the payment frequency switches back to monthly and the rate increases by 0.25%; however, the amount of scheduled monthly payment stays the same, since it is always based on the higher rate.

                           84.36% of the mortgage loans make bi-weekly payments. 8.69% of the mortgage loans make monthly payments. 6.96% of the mortgage loans make semi-monthly payments.

                           Approximately 35.58% of the mortgage loans are eligible for a one-time rate reduction of either 0.50% or 1.00% in months 24, 36 or 48, provided that they have made the most recent 24 consecutive monthly payments on time. The borrowers are given 3 opportunities to qualify for rate reduction if they make 24 consecutive months of timely payments. For purposes of modeling assumptions it has been assumed that each mortgage loan that is eligible to receive a rate reduction receives a rate reduction in the applicable rate percentage amount, in the 25th month of the loan.

                           The characteristics of the pool of mortgage loans delivered on the Closing Date are not expected to differ materially from the characteristics of the mortgage loans described herein although the range of mortgage rates, maturities and certain other characteristics of the mortgage loans set forth in this term-sheet may vary by as much as 5%.

Net Mortgage Rate:         For each mortgage loan the applicable mortgage rate
                           less the aggregate rate at which the Administrative
                           Fees accrue.

Net WAC Rate:              For any Distribution Date, the Net WAC Rate will
                           equal the weighted average Net Mortgage Rates of the mortgage loans, weighted by the outstanding principal balance of each loan as of the first day of the related Due Period.

                           For purposes of modeling assumptions it has been assumed that the interest on the mortgage loans accrues on the basis of a 360-day year with twelve 30-day months; further it has been assumed that the mortgage loans are monthly payment loans and each borrower makes a monthly scheduled payment on the first day of each calendar month.

Net WAC Rate               On any Distribution Date, the excess, if any, of (i)
Carryover Amount:          the amount of interest the related Certificates would
                           have accrued for such Distribution Date based on its respective Coupon Rate, over (ii) the amount of interest the Certificates accrued for such Distribution Date based on the Net WAC Rate, together with the unpaid portion of any such excess from the prior Distribution Date plus interest accrued thereon at the related Coupon Rate for the most recent
                           Interest Accrual Period.

Pass-Through Rate:         For any Distribution Date the Pass-Through Rate
                           will be the lesser of (i) the Coupon Rate and (ii)
                           Net WAC Rate.

Interest Accrual Period:   The Interest Accrual Period for any Distribution Date
                           and each class of Fixed-Rate Certificates will be the calendar month proceeding the month in which the Distribution Date occurs, and each such Interest
                           Accrual Period will be deemed to be 30 days regardless of its actual length.


--------------------------------------------------------------------------------
  This page must be accompanied by a disclaimer. If you did not receive such a disclaimer, please contact your Citigroup Global Markets Inc.
                         Financial Advisor immediately.

CRMSI 2007-2                                                     [CITICORP LOGO]


Interest Carry             The Interest Carry Forward Amount with respect to
Forward Amount:            any class of Fixed-Rate Certificates and any
                           Distribution Date will be equal to the amount, if any, by which the interest due for that class of Certificates for the immediately preceding
                           Distribution Date exceeded the actual amount distributed on the Certificates in respect of interest on the immediately preceding Distribution
                           Date, together with any Interest Carry Forward Amount with respect to that class of Certificates remaining undistributed from the previous Distribution Date, plus interest accrued thereon at the related
                           Pass-Through Rate on such class of Certificates for the most recently ended Interest Accrual Period.

Excess Interest:           Excess Interest, to the extent it is not used for
                           other required purposes, including to absorb realized losses on the mortgage loans, to cover interest shortfalls on the Certificates or to fund any Overcollateralization Increase Amount and pay back applied realized loss amounts, will be available to make distributions of Net WAC Rate Carryover Amounts to the Certificates.

Available Funds:           For any Distribution Date, the sum, net of amounts
                           payable or reimbursable therefrom to the Servicer, the Certificate Administrator, or the Trustee, of:
                           (i) the aggregate amount of scheduled monthly payments on the mortgage loans due during the related
                           Due Period and received by the Servicer; (ii) unscheduled payments in respect of the mortgage loans
                           (including prepayments, insurance proceeds, liquidation proceeds, subsequent recoveries and proceeds from repurchases of and substitutions for the mortgage loans, occurring during the related prepayment period or proceeds from the repurchase of the mortgage loans due to the Optional Termination of the Trust); (iii) all interest advances with respect to the mortgage loans received for such Distribution
                           Date; and (iv) all compensating interest paid by the Servicer in respect of prepayment interest shortfalls for the related period.

Due Period                 The Due Period for any Distribution Date is the
                           period commencing on the first day of the month preceding the month in which such Distribution Date falls and ending on the last day of the calendar month preceding the month in which such Distribution
                           Date occurs.

Prepayment Period:         The Prepayment Period for any Distribution Date is
                           the period commencing on the first day of the month preceding the month in which such Distribution Date falls and ending on the last day of the calendar month preceding the month in which such Distribution
                           Date occurs.

Principal Remittance       For any Distribution Date, an amount equal to the
Amount:                    aggregate of:

                           (i) the principal portion of all monthly payments received on the mortgage loans during the related Prepayment Period;

                           (ii) the principal portion of all proceeds received in respect of the repurchase of a mortgage loan, or, in the case of a substitution, amounts representing a principal adjustment, as required by the pooling and servicing agreement during the related Prepayment Period; and

                           (iii)    the principal portion of all other
                                    unscheduled collections, including insurance proceeds, liquidation proceeds and all full and partial Principal Prepayments, received during the related Prepayment Period net of reimbursements, including reimbursements to the Trustee and the Servicer, to the extent applied as recoveries of principal on the mortgage loans.

Principal Distribution     On any Distribution Date, the lesser of (i) the
Amount:                    outstanding  Certificate Principal Balance of the
                           Class A Certificates and Mezzanine Certificates and
                           (ii) the Principal Remittance Amount plus any
                           Overcollateralization Increase Amount minus any
                           Overcollateralization Reduction Amount.

Class A Principal          With respect to any Distribution Date prior to the
Distribution Amount:       Stepdown Date or on which a Trigger Event is in
                           effect, 100% of the principal received on the mortgage loans (taking into account the Overcollateralization Increase Amount for such
                           Distribution Date minus the Overcollateralization
                           Reduction Amount for such Distribution Date), until the Class A Certificates have been paid in full. With respect to any Distribution Date on or after the Stepdown Date on which a Trigger Event is not in effect, an amount, not less than zero, equal to the excess of (i) the outstanding certificate principal balance of the Class A Certificates over (ii) the lesser of (a) approximately 71.10% of the outstanding principal balance of the mortgage


--------------------------------------------------------------------------------
  This page must be accompanied by a disclaimer. If you did not receive such a disclaimer, please contact your Citigroup Global Markets Inc.
                         Financial Advisor immediately.

CRMSI 2007-2                                                     [CITICORP LOGO]


                           loans on the last day of the related Due Period and
                           (b) the outstanding principal balance of the mortgage loans as of the last day of the related Due Period minus 0.50% of the aggregate principal balance of the mortgage loans as of the Cut-Off Date.

                           All distributions of principal to the Class A Certificates on any Distribution Date will be distributed first to the Class A-6 Certificates, an amount equal to the Class A-6 Lockout Distribution Amount, second to the Class A-1 Certificates, third to the Class A-2 Certificates, fourth to the Class A-3 Certificates, fifth to the Class A-4 Certificates, sixth to the Class A-5 Certificates, and seventh to the Class A-6 Certificates, in each case until the Certificate Principal Balance of such class of Certificates has been reduced to zero.

Class A-6 Lockout          With respect to any Distribution Date, the  product
Distribution Amount:       of (a) the Class A-6 Lockout Percentage for that
                           Distribution Date and (b) the Class A-6 Pro Rata
                           Distribution Amount for that Distribution Date. In no event shall the Class A-6 Lockout Distribution Amount for a Distribution Date exceed the Class A Principal
                           Distribution Amount or the Certificate Principal
                           Balance of the Class A-6 Certificates immediately prior to that Distribution Date.

Class A-6 Lockout          For each Distribution Date will be as follows:
Percentage:
                                    Period            Lockout Percentage
                                    ------            ------------------

                                    1 to 36                   0%
                                   37 to 60                  45%
                                   61 to 72                  80%
                                   73 to 84                 100%
                               85 and thereafter            300%


Class A-6 Pro Rata         With respect to any Distribution Date, an amount
Distribution Amount:       equal to the product of (a) a fraction, the
                           numerator of which is the Certificate Principal
                           Balance of the Class A-6 Certificates immediately prior to that Distribution Date and the denominator of which is the aggregate Certificate Principal
                           Balance of the Class A Certificates, immediately prior to that Distribution Date and (b) the Class A
                           Principal Distribution Amount.

Class M Principal          The Mezzanine Certificates will NOT receive any
Distribution Amount:       principal payments prior to the Stepdown Date or
                           after the Stepdown Date if a Trigger Event is in effect unless the aggregate Certificate Principal
                           Balance of the Class A Certificates has been reduced to zero.

                           For each Class M Certificate with respect to any Distribution Date on or after the Stepdown Date on which a Trigger Event is not in effect, the excess of
                           (i) the sum of (a) the aggregate outstanding
                           Certificate Principal Balance of all more senior Certificates after distribution of all more senior Principal Distribution Amounts on the related Distribution Date and (b) the outstanding Certificate Principal Balance of the respective Class M Certificates over (ii) the lesser of (a) approximately 100% minus 2 times the respective Class M Certificate's Initial Enhancement Percentage of the outstanding principal balance of the mortgage loans on the last day of the related Due Period and (b) the outstanding principal balance of the mortgage loans as of the last day of the related Due Period minus 0.50% of the aggregate principal balance of the mortgage loans as of the Cut-off Date.

Senior Enhancement         For any Distribution Date, the percentage obtained by
Percentage:                dividing
                           (x) the sum of:
                               (i)  the aggregate outstanding Certificate
                                    Principal Balance of the Class M
                                    Certificates, and
                               (ii) the Overcollateralization Amount, after
                                    taking into account the distribution of
                                    the Principal Remittance Amount on such
                                    Distribution Date by
                           (y) the aggregate principal balance of the mortgage
                               loans as of the last day of the related Due
                               Period.

Priority of                On each Distribution Date, Available Funds will be
Distributions:             distributed as follows:

                           1. To pay interest on the Class A Certificates
                              pro-rata based on the entitlement of such class, including any unpaid accrued Interest Carry Forward Amounts from a prior Distribution Date, and then, excluding any accrued Interest Carry Forward Amounts from prior


--------------------------------------------------------------------------------
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          disclaimer, please contact your Citigroup Global Markets Inc.
                         Financial Advisor immediately.

CRMSI 2007-2                                                     [CITICORP LOGO]


                              Distribution Dates, to pay interest to the Mezzanine Certificates, sequentially.

                           2. To the extent of the Principal Distribution
                              Amount, to the Class A Certificates, an amount up to the Class A Principal Distribution Amounts as applicable for the Distribution Date, until the respective Class A Certificates have been reduced to zero.

                           3. To the extent of the remaining Principal
                              Distribution Amount, to the Mezzanine
                              Certificates, sequentially, to pay the respective Class M Principal Distribution Amount until the respective Mezzanine Certificate principal balance has been reduced to zero.

                           4. To pay the Interest Carry Forward Amounts to the
                              Mezzanine Certificates, sequentially.

                           5. To pay back applied realized losses allocated to
                              the Mezzanine Certificates, sequentially.

                           6. To pay the Net WAC Rate Carryover Amounts, first,
                              to the Class A Certificates, on a pro-rata basis, then sequentially, to the Mezzanine Certificates.

                           7. To pay any remaining amount to the Class CE and
                              Class R Certificates in accordance with the Pooling and Servicing Agreement.

Optional Termination:      10% cleanup call based on the Cut-off Date Principal
                           Balance of the mortgage loans.

Stepdown Date:             The earlier to occur of:
                           (i)  the Distribution Date on which the aggregate
                                Certificate Principal Balance of the Class A
                                Certificates is zero, and
                           (ii) the later to occur of:
                                (x) the Distribution Date in July 2010 and
                                (y) the first Distribution Date on which the
                                    Senior Enhancement Percentage (calculated for this purpose only using the Certificate Principal Balance of each class of Certificates immediately prior to such Distribution Date) is greater than or equal to two times the Class A Initial Enhancement Percentage.

Trigger Event:             The continuance of either a Delinquency Trigger or a
                           Cumulative Loss Trigger.

Cumulative Loss Trigger:   A "Cumulative Loss Trigger" shall have occurred and
                           be continuing if cumulative losses from the Cut-Off
                           Date exceed the indicated %:

                           Distribution  Date Occurring in          Percentage
                           -------------------------------          ----------

                            July 2009 through June 2010              [0.65]%

                            July 2010 through June 2011              [1.45]%

                            July 2011 through June 2012              [2.45]%

                            July 2012 through June 2013              [3.25]%

                            July 2013 and thereafter                 [3.85]%


Delinquency Trigger:       A "Delinquency Trigger" shall have occurred and be
                           continuing, if, at any time, (i) the three-month rolling average of the percentage equivalent of a fraction, the numerator of which is the aggregate principal balance of the mortgage loans that are (a)
                           60+ days delinquent (including loans in foreclosure and bankruptcy), or (b) REO properties, as of the last day of the related prepayment period and the denominator of which is the aggregate principal balance of the mortgage loans as of the last day of the related Due Period exceeds [32.53]% of the Senior
                           Enhancement Percentage.

Credit Enhancement:        Credit Enhancement for the Certificates will be
                           provided in the form of excess interest, overcollateralization and subordination.

--------------------------------------------------------------------------------
  This page must be accompanied by a disclaimer. If you did not receive such a disclaimer, please contact your Citigroup Global Markets Inc.
                         Financial Advisor immediately.

CRMSI 2007-2                                                     [CITICORP LOGO]


Credit Enhancement         The percentage obtained by dividing (x) the aggregate
Percentage:                Certificate Principal Balance of each  class of
                           Certificates with a lower distribution priority by
                           (y) the aggregate principal balance of the mortgage loans.

                    Initial Enhancement
   Class               Percentage               Stepdown Date Targeted Credit Enhancement Percentage
----------------------------------------------------------------------------------------------------
     A                   14.45%                        2x (Initial Enhancement Percentage)
    M-1                  12.05%                        2x (Initial Enhancement Percentage)
    M-2                   9.95%                        2x (Initial Enhancement Percentage)
    M-3                   8.65%                        2x (Initial Enhancement Percentage)
    M-4                   7.45%                        2x (Initial Enhancement Percentage)
    M-5                   6.35%                        2x (Initial Enhancement Percentage)
    M-6                   5.35%                        2x (Initial Enhancement Percentage)
    M-7                   4.55%                        2x (Initial Enhancement Percentage)
    M-8                   4.05%                        2x (Initial Enhancement Percentage)
    M-9                   3.05%                        2x (Initial Enhancement Percentage)
----------------------------------------------------------------------------------------------------

Overcollateralization      For any Distribution  Date the excess,  if any, of
Amount:                    (a) the aggregate  principal balance of the mortgage
                           loans as of the last day of the related Due Period
                           (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received, and unscheduled collections of principal received during the related Prepayment
                           Period) over (b) the aggregate Certificate Principal
                           Balance of the Class A Certificates and the Mezzanine
                           Certificates after taking into account the distributions of the amounts described above in the definition of Principal Remittance Amount on the related Distribution Date.

Overcollateralization      An Overcollateralization  Increase Amount with
Increase Amount:           respect to any Distribution Date equals the lesser of
                           (a) the Excess Interest for such Distribution Date and (b) the amount, if any, by which the Targeted
                           Overcollateralization Amount exceeds the
                           Overcollateralization Amount on such Distribution
                           Date (calculated for this purpose only after assuming that 100% of the Principal Remittance Amount on such Distribution Date has been distributed).

Overcollateralization      An Overcollateralization Reduction Amount with
Reduction Amount:          respect to any  Distribution  Date is the lesser of
                           (a) the Principal Remittance Amount on such
                           Distribution Date and (b) the excess, if any, of (i) the Overcollateralized Amount for such Distribution
                           Date (calculated for this purpose only after assuming that 100% of the Principal Remittance Amount on such Distribution Date has been distributed) over (ii) the Targeted Overcollateralization Amount for such
                           Distribution Date.

Targeted                   As of any Distribution  Date, the Targeted
Overcollateralization      Overcollateralization  Amount (a) prior to the
Amount:                    Stepdown Date, is an amount equal to approximately
                           3.05% of the principal balance of the mortgage loans as of the Cut-off Date; (b) on or after the Stepdown
                           Date provided a Trigger Event is not in effect, the greater of (i) approximately 6.10% of the then current aggregate outstanding principal balance of the mortgage loans as of the last day of the related
                           Due Period and (ii) 0.50% of the principal balance of the mortgage loans as of the Cut-off Date; and (c) on or after the Stepdown Date and if a Trigger Event is in effect, the Targeted Overcollateralization Amount for the immediately preceding Distribution Date.

Allocation of Losses:      Realized Losses on the mortgage loans will be
                           allocated first to excess interest, second to the overcollateralization amount and third, to the Mezzanine Certificates in order of their reverse numerical class designations, until the Certificate
                           Principal Balance of each Mezzanine Certificate has been reduced to zero. The Pooling and Servicing
                           Agreement does not permit the allocation of realized losses on the mortgage loans to the Class A
                           Certificates; however, investors in such certificates should realize that under certain loss scenarios there may not be enough principal and interest on the mortgage loans to distribute to the Class A
                           Certificates all principal and interest amounts to which such certificates are then entitled.

--------------------------------------------------------------------------------
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                                       8

CRMSI 2007-2                                                     [CITICORP LOGO]


Advances:                  Subject to certain limitations, the Servicer intends
                           to advance delinquent payments of interest on the mortgage loans. The Servicer has no obligation to advance delinquent payments of principal.

Compensating  Interest:    The Servicer is obligated to offset any prepayment
                           interest shortfalls for the related period, on any Distribution Date, with Compensating Interest.
                           Compensating Interest will be limited to an amount equal to one half of the servicing fee for the related Due Period but not more than the servicing fee actually received.

ERISA Considerations:      Subject to the considerations contained in the core
                           prospectus and prospectus, the Offered Certificates may be eligible for purchase by persons investing assets of employee benefit plans or individual retirement account assets. However, prospective investors should consult with their counsel with respect to the consequences under ERISA and the Internal Revenue Code of an ERISA Plan's acquisition and ownership of the Offered Certificates.

SMMEA Considerations:      The Class A, Class M-1, Class M-2 and Class M-3
                           Certificates are expected to constitute "mortgage related securities" for purposes of the Secondary
                           Mortgage Market Enhancement Act of 1984 (SMMEA).

Minimum Denominations:     $100,000 and multiples of $1 in excess thereof.

Form of Registration:      All Offered Certificates will be issued in book-entry
                           form through DTC.

--------------------------------------------------------------------------------
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                         Financial Advisor immediately.

CRMSI 2007-2                                                     [CITICORP LOGO]

----------------------------------------------------------------------------------------------
                       Sensitivity Analysis - To 10% Optional Termination*
----------------------------------------------------------------------------------------------
                                      50%            100%           150%           200%
----------------------------------------------------------------------------------------------
              A-1
            WAL (Yr)                  1.66           1.00           0.75           0.61
        Principal Window             1 - 39         1 - 22         1 - 16         1 - 13
      Principal Window End           Sep 10         Apr 09         Oct 08         Jul 08

              A-2
            WAL (Yr)                  3.98           2.20           1.54           1.19
        Principal Window            39 - 57         22 - 31        16 - 21        13 - 16
      Principal Window End           Mar 12         Jan 10         Mar 09         Oct 08

              A-3
            WAL (Yr)                  5.83           3.00           2.01           1.52
        Principal Window            57 - 88         31 - 44        21 - 27        16 - 20
      Principal Window End           Oct 14         Feb 11         Sep 09         Feb 09

              A-4
            WAL (Yr)                 10.69           5.00           2.72           1.98
        Principal Window            88 - 165        44 - 97        27 - 48        20 - 28
      Principal Window End           Mar 21         Jul 15         Jun 11         Oct 09

              A-5
            WAL (Yr)                 13.74           8.08           4.75           2.47
        Principal Window           165 - 165        97 - 97        48 - 65        28 - 32
      Principal Window End           Mar 21         Jul 15         Nov 12         Feb 10

              A-6
            WAL (Yr)                  7.45           6.36           5.15           3.26
        Principal Window            37 - 165        38 - 97        45 - 65        32 - 47
      Principal Window End           Mar 21         Jul 15         Nov 12         May 11

----------------------------------------------------------------------------------------------
              M-1
            WAL (Yr)                  9.46           5.45           4.20           3.91
        Principal Window            59 - 165        38 - 97        43 - 65        47 - 47
      Principal Window End           Mar 21         Jul 15         Nov 12         May 11
----------------------------------------------------------------------------------------------

*Speeds are a percentage of the Pricing Speed.

--------------------------------------------------------------------------------
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          disclaimer, please contact your Citigroup Global Markets Inc.
                         Financial Advisor immediately.

CRMSI 2007-2                                                     [CITICORP LOGO]

----------------------------------------------------------------------------------------------
                       Sensitivity Analysis - To 10% Optional Termination*
----------------------------------------------------------------------------------------------
                                      50%            100%           150%           200%
----------------------------------------------------------------------------------------------
              M-2
            WAL (Yr)                  9.46           5.45           4.12           3.91
        Principal Window            59 - 165        37 - 97        41 - 65        47 - 47
      Principal Window End           Mar-21         Jul-15         Nov-12         May-11

              M-3
            WAL (Yr)                  9.46           5.44           4.07           3.86
        Principal Window            59 - 165        37 - 97        41 - 65        45 - 47
      Principal Window End           Mar 21         Jul 15         Nov 12         May 11

              M-4
            WAL (Yr)                  9.46           5.44           4.03           3.74
        Principal Window            59 - 165        37 - 97        40 - 65        44 - 47
      Principal Window End           Mar 21         Jul 15         Nov 12         May 11

              M-5
            WAL (Yr)                  9.46           5.44           4.01           3.63
        Principal Window            59 - 165        37 - 97        39 - 65        42 - 47
      Principal Window End           Mar 21         Jul 15         Nov 12         May 11

              M-6
            WAL (Yr)                  9.46           5.44           3.99           3.56
        Principal Window            59 - 165        37 - 97        39 - 65        41 - 47
      Principal Window End           Mar 21         Jul 15         Nov 12         May 11

              M-7
            WAL (Yr)                  9.46           5.44           3.98           3.50
        Principal Window            59 - 165        37 - 97        38 - 65        40 - 47
      Principal Window End           Mar 21         Jul 15         Nov 12         May 11

              M-8
            WAL (Yr)                  9.46           5.44           3.95           3.47
        Principal Window            59 - 165        37 - 97        38 - 65        40 - 47
      Principal Window End           Mar 21         Jul 15         Nov 12         May 11

              M-9
            WAL (Yr)                  9.46           5.44           3.95           3.42
        Principal Window            59 - 165        37 - 97        38 - 65        39 - 47
      Principal Window End           Mar 21         Jul 15         Nov 12         May 11
----------------------------------------------------------------------------------------------

*Speeds are a percentage of the Pricing Speed.

--------------------------------------------------------------------------------
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                         Financial Advisor immediately.

CRMSI 2007-2                                                     [CITICORP LOGO]

----------------------------------------------------------------------------------------------
                             Sensitivity Analysis - To Maturity*
----------------------------------------------------------------------------------------------
                                      50%            100%           150%           200%
----------------------------------------------------------------------------------------------
              A-1
            WAL (Yr)                  1.66           1.00           0.75           0.61
        Principal Window             1 - 39         1 - 22         1 - 16         1 - 13
      Principal Window End           Sep 10         Apr 09         Oct 08         Jul 08

              A-2
            WAL (Yr)                  3.98           2.20           1.54           1.19
        Principal Window            39 - 57         22 - 31        16 - 21        13 - 16
      Principal Window End           Mar 12         Jan 10         Mar 09         Oct 08

              A-3
            WAL (Yr)                  5.83           3.00           2.01           1.52
        Principal Window            57 - 88         31 - 44        21 - 27        16 - 20
      Principal Window End           Oct 14         Feb 11         Sep 09         Feb 09

              A-4
            WAL (Yr)                 10.73           5.00           2.72           1.98
        Principal Window            88 - 176        44 - 97        27 - 48        20 - 28
      Principal Window End           Feb 22         Jul 15         Jun 11         Oct 09

              A-5
            WAL (Yr)                 17.55           11.30          5.33           2.47
        Principal Window           176 - 256       97 - 200       48 - 140        28 - 32
      Principal Window End           Oct 28         Feb 24         Feb 19         Feb 10

              A-6
            WAL (Yr)                  7.47           6.53           6.40           4.22
        Principal Window            37 - 254       38 - 198       45 - 138       32 - 102
      Principal Window End           Aug 28         Dec 23         Dec 18         Dec 15

----------------------------------------------------------------------------------------------
              M-1
            WAL (Yr)                 10.06           5.95           4.55           4.79
        Principal Window            59 - 235       38 - 161       43 - 110        52 - 80
      Principal Window End           Jan 27         Nov 20         Aug 16         Feb 14
----------------------------------------------------------------------------------------------

*Speeds are a percentage of the Pricing Speed.

--------------------------------------------------------------------------------
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          disclaimer, please contact your Citigroup Global Markets Inc.
                         Financial Advisor immediately.

CRMSI 2007-2                                                     [CITICORP LOGO]

----------------------------------------------------------------------------------------------
                             Sensitivity Analysis - To Maturity*
----------------------------------------------------------------------------------------------
                                      50%            100%           150%           200%
----------------------------------------------------------------------------------------------
              M-2
            WAL (Yr)                 10.04           5.93           4.45           4.33
        Principal Window            59 - 230       37 - 155       41 - 105        47 - 76
      Principal Window End           Aug 26         May 20         Mar 16         Oct 13

              M-3
            WAL (Yr)                 10.02           5.90           4.39           4.09
        Principal Window            59 - 225       37 - 148       41 - 101        45 - 73
      Principal Window End           Mar 26         Oct 19         Nov 15         Jul 13

              M-4
            WAL (Yr)                 10.00           5.87           4.33           3.96
        Principal Window            59 - 220       37 - 143        40 - 97        44 - 70
      Principal Window End           Oct 25         May 19         Jul 15         Apr 13

              M-5
            WAL (Yr)                  9.96           5.84           4.29           3.83
        Principal Window            59 - 215       37 - 138        39 - 93        42 - 67
      Principal Window End           May 25         Dec 18         Mar 15         Jan 13

              M-6
            WAL (Yr)                  9.92           5.80           4.24           3.74
        Principal Window            59 - 209       37 - 132        39 - 89        41 - 64
      Principal Window End           Nov 24         Jun 18         Nov 14         Oct 12

              M-7
            WAL (Yr)                  9.86           5.76           4.19           3.66
        Principal Window            59 - 201       37 - 126        38 - 85        40 - 61
      Principal Window End           Mar 24         Dec 17         Jul 14         Jul 12

              M-8
            WAL (Yr)                  9.81           5.71           4.14           3.60
        Principal Window            59 - 194       37 - 120        38 - 81        40 - 58
      Principal Window End           Aug 23         Jun 17         Mar 14         Apr 12

              M- 9
            WAL (Yr)                  9.71           5.63           4.08           3.52
        Principal Window            59 - 189       37 - 116        38 - 78        39 - 56
      Principal Window End           Mar 23         Feb 17         Dec 13         Feb 12
----------------------------------------------------------------------------------------------

*Speeds are a percentage of the Pricing Speed.

--------------------------------------------------------------------------------
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                                       13

CRMSI 2007-2                                                     [CITICORP LOGO]


------------------------------------------------------------------------------------------------------
                                    ASSUMED MONTHLY EXCESS INTEREST (%)
------------------------------------------------------------------------------------------------------

  Pd        Excess Interest         Pd        Excess Interest         Pd        Excess Interest
------------------------------------------------------------------------------------------------------
  1              1.43               34              1.19              67              1.12
  2              1.43               35              1.19              68              1.12
  3              1.43               36              1.20              69              1.12
  4              1.43               37              1.20              70              1.11
  5              1.43               38              1.17              71              1.11
  6              1.43               39              1.17              72              1.11
  7              1.43               40              1.17              73              1.11
  8              1.43               41              1.16              74              1.11
  9              1.43               42              1.16              75              1.10
  10             1.43               43              1.15              76              1.10
  11             1.43               44              1.15              77              1.10
  12             1.43               45              1.15              78              1.10
  13             1.43               46              1.15              79              1.09
  14             1.43               47              1.15              80              1.09
  15             1.43               48              1.14              81              1.09
  16             1.43               49              1.14              82              1.09
  17             1.43               50              1.14              83              1.08
  18             1.43               51              1.14              84              1.08
  19             1.43               52              1.14              85              1.08
  20             1.43               53              1.14              86              1.07
  21             1.43               54              1.14              87              1.07
  22             1.43               55              1.14              88              1.07
  23             1.21               56              1.14              89              1.06
  24             1.20               57              1.13              90              1.06
  25             1.20               58              1.13              91              1.06
  26             1.20               59              1.13              92              1.05
  27             1.20               60              1.13              93              1.05
  28             1.19               61              1.13              94              1.04
  29             1.19               62              1.13              95              1.04
  30             1.19               63              1.13              96              1.04
  31             1.19               64              1.12              97              1.03
  32             1.19               65              1.12
  33             1.19               66              1.12
------------------------------------------------------------------------------------------------------

Assumptions:
1.  Run at Pricing Speed
2.  Calculated 30/360
3. Each mortgage loan that is eligible to receive a rate reduction receives a rate reduction in the applicable rate percentage amount, on the 25th month of the loan.

--------------------------------------------------------------------------------
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                                       14

CRMSI 2007-2                                                     [CITICORP LOGO]


---------------------------------------------------------------------
                             BREAKEVEN
---------------------------------------------------------------------
    Class       CDR BE Rate (%)        WAL (yr)       Cum Loss (%)
---------------------------------------------------------------------
     M-1             13.14             10.63              14.12
     M-2             10.71             11.59              12.13
     M-3             9.32              13.04              10.90
     M-4             8.12              13.61              9.76
     M-5             7.10              14.22              8.74
     M-6             6.22              14.63              7.83
     M-7             5.58              15.36              7.13
     M-8             5.22              16.59              6.73
     M-9             4.63              15.20              6.06
---------------------------------------------------------------------

Assumptions:

1.  Run at Pricing Speed to maturity
2.  Assumes deal does not step-down
3.  40% Loss Severity
4.  6 month recovery lag
5.  Scheduled interest is advanced on every loan
6.  CDRs are approximate
7.  Settlement Date is June 28, 2007.
8.  Breakeven CDR is last CDR without the Class taking a loss.

--------------------------------------------------------------------------------
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                                       15

CRMSI 2007-2                                                     [CITICORP LOGO]


-------------------------------------------------------------------------------------------------------------------
                                           Aggregate Collateral: Summary
-------------------------------------------------------------------------------------------------------------------
                Statistics for the mortgage loans listed below are based on Cut-Off Date balances.
-------------------------------------------------------------------------------------------------------------------
                                                                                    Minimum           Maximum
                                                                                    -------           -------
Current Principal Balance:                                 $871,237,583.00
Number of Mortgage Loans:                                       5,278
Average Scheduled Principal Balance:                         $165,069.64          $10,576.83        $997,433.02
Weighted Average Gross Mortgage Rate (1):                       8.060%              5.750%            12.444%
Weighted Average Original Credit Score (2):                      696                  430               866
Weighted Average LTV Ratio (3):                                 79.12%               2.95%            100.00%
Weighted Average Combined LTV Ratio (4):                        79.13%               2.95%            100.00%
Weighted Average Scheduled Remaining Term:                    331 Months           56 Months         360 Months
Weighted Average Amortized Remaining Term(5):                 249 Months           36 Months         360 Months
Weighted Average Original Term:                               333 Months           60 Months         360 Months
Weighted Average Seasoning:                                    2 Months            0 Months          14 Months
Percent Interest Only Loans:                                    0.00%
Percent Second Liens:                                           0.00%
Percent of First Lien with Silent Seconds:                      0.09%
Weighted Average Debt-To-Income Ratio:                          41.25%               2.20%             60.00%
-------------------------------------------------------------------------------------------------------------------

(1) The gross mortgage rate shown is after the 0.25% Equity Builder discount, where applicable

(2) A two-bureau merged credit report must be obtained for each applicant. The choice of which bureau's FICO score will be used for credit grading purposes is based on the primary borrower's primary bureau score, as determined by the Credit Bureau Preference Table (i.e., the credit bureau in each zip code which, in the view of the lender, produces the most comprehensive report for borrowers in that zip code)

(3)   LTV = principal balance at origination / property value at origination

(4) Combined LTV = principal balance at origination+ balance of any known silent second lien (as applicable) / property value at origination

(5) The amortizing remaining term is calculated from the actual loan characteristics to take into account both participation in the Equity Builder Program, where applicable, and the payment frequency.

--------------------------------------------------------------------------------
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                                       16

CRMSI 2007-2                                                     [CITICORP LOGO]


                                   Product Type of the Mortgage Loans

                                                                                          Weighted
                              Number                      % of      Weighted   Weighted   Average
                               of         Aggregate     Aggregate   Average    Average    Combined
                             Mortgage    Principal     Principal    Mortgage   Credit   Loan-to-Value
       Product Type           Loans      Balance ($)     Balance    Rate (%)    Score     Ratio (%)
-------------------------------------------------------------------------------------------------------
Fixed-Rate, Daily Simple
Interest                      5,278   871,237,583.00    100.00       8.060       696       79.13
-------------------------------------------------------------------------------------------------------
Total:                        5,278   871,237,583.00    100.00       8.060       696       79.13
-------------------------------------------------------------------------------------------------------


                                  Original Balance of the Mortgage Loans

                                                                                          Weighted
                              Number                      % of      Weighted   Weighted   Average
                               of         Aggregate     Aggregate   Average    Average    Combined
Range of Original            Mortgage    Principal     Principal    Mortgage   Credit   Loan-to-Value
Balances ($)                  Loans      Balance ($)     Balance    Rate (%)    Score     Ratio (%)
-------------------------------------------------------------------------------------------------------
15,046.10 - 25,000.00            25       491,200.80      0.06       7.849       704         27.87
25,000.01 - 50,000.00           221     8,694,643.59      1.00       7.962       694         52.98
50,000.01 - 75,000.00           479    30,210,412.33      3.47       8.103       686         66.08
75,000.01 - 100,000.00          717    62,591,116.32      7.18       8.105       690         73.53
100,000.01 - 125,000.00         663    74,423,543.57      8.54       8.130       690         76.15
125,000.01 - 150,000.00         629    86,171,802.66      9.89       8.134       693         77.84
150,000.01 - 175,000.00         607    98,291,487.06     11.28       8.179       692         80.14
175,000.01 - 200,000.00         449    83,919,883.49      9.63       8.080       694         78.11
200,000.01 - 225,000.00         383    81,075,763.93      9.31       8.133       698         82.34
225,000.01 - 250,000.00         304    72,158,876.16      8.28       7.975       702         81.54
250,000.01 - 275,000.00         185    48,432,222.31      5.56       8.143       697         83.65
275,000.01 - 300,000.00         140    40,027,421.84      4.59       7.971       701         80.66
300,000.01 - 325,000.00         110    34,261,747.69      3.93       8.101       694         81.31
325,000.01 - 350,000.00          91    30,594,200.22      3.51       7.805       708         78.03
350,000.01 - 375,000.00          66    23,916,159.17      2.75       7.962       696         81.43
375,000.01 - 400,000.00          46    17,750,123.50      2.04       8.020       696         83.42
400,000.01 - 450,000.00          71    30,001,418.99      3.44       7.866       704         85.08
450,000.01 - 500,000.00          49    23,181,357.12      2.66       7.788       719         84.24
500,000.01 - 550,000.00          24    12,713,096.94      1.46       8.137       711         87.12
550,000.01 - 600,000.00           6     3,465,877.72      0.40       7.540       723         84.76
600,000.01 - 650,000.00           7     4,331,690.44      0.50       7.839       709         84.17
650,000.01 - 700,000.00           2     1,342,021.92      0.15       7.053       749         76.82
700,000.01 - 750,000.00           2     1,435,234.71      0.16       6.972       728         79.09
750,000.01 - 800,000.00           1       758,847.50      0.09       7.533       723         76.50
950,000.01 - 999,148.61           1       997,433.02      0.11       6.821       698         74.01
-------------------------------------------------------------------------------------------------------
Total:                        5,278   871,237,583.00    100.00       8.060       696         79.13
-------------------------------------------------------------------------------------------------------

The average original balance of the mortgage loans, as of the Cut-Off Date, is $165,638.64.

--------------------------------------------------------------------------------
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          disclaimer, please contact your Citigroup Global Markets Inc.
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                                       17

CRMSI 2007-2                                                     [CITICORP LOGO]



                                  Current Balance of the Mortgage Loans

                                                                                          Weighted
                              Number                      % of      Weighted   Weighted   Average
                               of         Aggregate     Aggregate   Average    Average    Combined
                             Mortgage    Principal     Principal    Mortgage   Credit   Loan-to-Value
Current Balance ($)           Loans      Balance ($)     Balance    Rate (%)    Score     Ratio (%)
-------------------------------------------------------------------------------------------------------
10,576.83 - 25,000.00            25       491,200.80      0.06       7.849       704       27.87
25,000.01 - 50,000.00           228     9,040,825.31      1.04       7.944       693       52.78
50,000.01 - 75,000.00           485    30,829,629.47      3.54       8.105       686       66.48
75,000.01 - 100,000.00          718    63,016,038.14      7.23       8.102       690       73.41
100,000.01 - 125,000.00         669    75,521,627.07      8.67       8.126       690       76.15
125,000.01 - 150,000.00         618    85,016,706.19      9.76       8.127       694       77.91
150,000.01 - 175,000.00         611    99,216,076.65     11.39       8.184       692       80.15
175,000.01 - 200,000.00         444    83,249,358.59      9.56       8.085       694       78.16
200,000.01 - 225,000.00         382    81,057,534.99      9.30       8.129       698       82.29
225,000.01 - 250,000.00         300    71,339,041.11      8.19       7.978       702       81.76
250,000.01 - 275,000.00         187    49,054,900.36      5.63       8.132       698       83.45
275,000.01 - 300,000.00         140    40,153,283.90      4.61       7.990       700       80.84
300,000.01 - 325,000.00         110    34,385,402.91      3.95       8.083       695       81.03
325,000.01 - 350,000.00          88    29,670,915.97      3.41       7.816       706       78.37
350,000.01 - 375,000.00          67    24,340,930.82      2.79       7.968       697       81.82
375,000.01 - 400,000.00          44    17,026,174.01      1.95       7.984       696       82.71
400,000.01 - 450,000.00          70    29,602,377.34      3.40       7.876       704       85.15
450,000.01 - 500,000.00          51    24,180,417.84      2.78       7.803       717       83.78
500,000.01 - 550,000.00          23    12,261,674.17      1.41       8.106       713       87.84
550,000.01 - 600,000.00           6     3,515,820.91      0.40       7.868       704       87.28
600,000.01 - 650,000.00           6     3,734,109.30      0.43       7.590       728       82.76
650,000.01 - 700,000.00           3     2,041,928.09      0.23       7.065       748       77.91
700,000.01 - 750,000.00           1       735,328.54      0.08       6.861       708       78.23
750,000.01 - 800,000.00           1       758,847.50      0.09       7.533       723       76.50
950,000.01 - 997,433.02           1       997,433.02      0.11       6.821       698       74.01
-------------------------------------------------------------------------------------------------------
Total:                        5,278   871,237,583.00    100.00       8.060       696       79.13
-------------------------------------------------------------------------------------------------------

The average current balance of the mortgage loans, as of the Cut-Off Date, is $165,069.64.


                                Gross Mortgage Rate of the Mortgage Loans

                                                                                          Weighted
                              Number                      % of      Weighted   Weighted   Average
                               of         Aggregate     Aggregate   Average    Average    Combined
                             Mortgage    Principal     Principal    Mortgage   Credit   Loan-to-Value
Gross Mortgage Rate (%)       Loans      Balance ($)     Balance    Rate (%)    Score     Ratio (%)
-------------------------------------------------------------------------------------------------------
5.750 - 6.000                     2       195,462.12      0.02       5.750       739       35.85
6.001 - 6.500                     6     1,179,758.12      0.14       6.315       737       51.58
6.501 - 7.000                   741   114,755,505.84     13.17       6.809       742       61.60
7.001 - 7.500                 1,122   188,332,348.23     21.62       7.273       736       69.26
7.501 - 8.000                   913   164,039,146.99     18.83       7.753       721       81.64
8.001 - 8.500                   849   142,787,210.40     16.39       8.277       690       84.45
8.501 - 9.000                   661   108,444,822.57     12.45       8.765       662       86.77
9.001 - 9.500                   419    69,187,629.68      7.94       9.252       627       88.69
9.501 - 10.000                  360    54,587,949.87      6.27       9.754       616       94.47
10.001 - 10.500                 171    23,546,266.72      2.70      10.227       597       94.92
10.501 - 11.000                  25     3,372,744.41      0.39      10.742       570       88.40
11.001 - 11.500                   7       704,429.31      0.08      11.227       544       88.21
11.501 - 12.000                   1        31,382.52      0.00      11.764       665       97.72
12.001 - 12.444                   1        72,926.22      0.01      12.444       430       90.02
-------------------------------------------------------------------------------------------------------
Total:                        5,278   871,237,583.00    100.00       8.060       696       79.13
-------------------------------------------------------------------------------------------------------

The weighted-average gross mortgage rate of the mortgage loans, as of the Cut-Off Date, is 8.060%.

--------------------------------------------------------------------------------
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          disclaimer, please contact your Citigroup Global Markets Inc.
                         Financial Advisor immediately.

CRMSI 2007-2                                                     [CITICORP LOGO]


                              Original Term to Maturity of the Mortgage Loans

                                                                                          Weighted
                              Number                      % of      Weighted   Weighted   Average
                               of         Aggregate     Aggregate   Average    Average    Combined
Original Term to Maturity    Mortgage    Principal     Principal    Mortgage   Credit   Loan-to-Value
(Months)                      Loans      Balance ($)     Balance    Rate (%)    Score     Ratio (%)
-------------------------------------------------------------------------------------------------------
60 - 240                      1,260   137,054,518.54     15.73       7.742       707       66.70
241 - 300                       131    23,077,502.73      2.65       7.920       704       78.32
301 - 360                     3,887   711,105,561.73     81.62       8.126       694       81.55
-------------------------------------------------------------------------------------------------------
Total:                        5,278   871,237,583.00    100.00       8.060       696       79.13
-------------------------------------------------------------------------------------------------------

The weighted-average original term to maturity of the mortgage loans, as of the Cut-Off Date, is 333 months.


                             Remaining Term to Maturity of the Mortgage Loans

                                                                                          Weighted
                              Number                      % of      Weighted   Weighted   Average
                               of         Aggregate     Aggregate   Average    Average    Combined
Remaining Term to            Mortgage    Principal     Principal    Mortgage   Credit   Loan-to-Value
Maturity (Months)             Loans      Balance ($)     Balance    Rate (%)    Score     Ratio (%)
-------------------------------------------------------------------------------------------------------
56 - 59                          18       885,517.68      0.10       7.265       721       38.78
60 - 240                      1,242   136,169,000.86     15.63       7.745       707       66.88
241 - 300                       131    23,077,502.73      2.65       7.920       704       78.32
301 - 360                     3,887   711,105,561.73     81.62       8.126       694       81.55
-------------------------------------------------------------------------------------------------------
Total:                        5,278   871,237,583.00    100.00       8.060       696       79.13
-------------------------------------------------------------------------------------------------------

The weighted-average remaining term to maturity of the mortgage loans, as of the Cut-Off Date, is 331 months.


                                   Seasoning of the Mortgage Loans

                                                                                          Weighted
                              Number                      % of      Weighted   Weighted   Average
                               of         Aggregate     Aggregate   Average    Average    Combined
                             Mortgage    Principal     Principal    Mortgage   Credit   Loan-to-Value
Seasoning (Months)            Loans      Balance ($)     Balance    Rate (%)    Score     Ratio (%)
-------------------------------------------------------------------------------------------------------
0                               697   122,441,509.50     14.05       7.749       700       79.59
2 - 3                         4,050   660,745,122.73     75.84       8.109       696       78.86
4 - 6                           512    86,018,065.94      9.87       8.101       698       80.30
7 - 9                            13     1,335,576.74      0.15       9.865       631       89.17
10 - 12                           3       381,171.13      0.04       8.708       733       81.93
13 - 14                           3       316,136.96      0.04       8.274       727       90.05
-------------------------------------------------------------------------------------------------------
Total:                        5,278   871,237,583.00    100.00       8.060       696       79.13
-------------------------------------------------------------------------------------------------------

The weighted-average seasoning of the mortgage loans, as of the Cut-Off Date, is 2 months.

--------------------------------------------------------------------------------
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          disclaimer, please contact your Citigroup Global Markets Inc.
                         Financial Advisor immediately.

CRMSI 2007-2                                                     [CITICORP LOGO]


                                    Credit Score of the Mortgage Loans

                                                                                          Weighted
                              Number                      % of      Weighted   Weighted   Average
                               of         Aggregate     Aggregate   Average    Average    Combined
                             Mortgage    Principal     Principal    Mortgage   Credit   Loan-to-Value
Credit Score                  Loans      Balance ($)     Balance    Rate (%)    Score     Ratio (%)
-------------------------------------------------------------------------------------------------------
430 - 450                         1        72,926.22      0.01      12.444       430       90.02
476 - 500                         4       548,221.89      0.06       9.953       495       55.06
501 - 525                         6       879,871.60      0.10      10.069       518       66.97
526 - 550                        55     6,437,415.39      0.74      10.050       541       77.68
551 - 575                       143    18,118,704.21      2.08       9.628       564       79.25
576 - 600                       265    37,750,163.93      4.33       9.406       589       82.02
601 - 625                       381    55,972,149.09      6.42       9.265       613       84.02
626 - 650                       484    79,832,929.98      9.16       8.937       638       84.56
651 - 675                       582    98,201,589.12     11.27       8.598       663       82.81
676 - 700                       761   134,935,717.00     15.49       7.815       689       81.42
701 - 725                       753   133,551,864.74     15.33       7.597       713       79.06
726 - 750                       748   132,288,793.12     15.18       7.561       738       78.50
751 - 775                       619    98,802,348.37     11.34       7.400       762       73.51
776 - 800                       360    57,084,708.03      6.55       7.286       786       70.10
801 - 850                       114    16,610,022.94      1.91       7.185       812       61.96
851 - 866                         2       150,157.37      0.02       6.679       858       26.81
-------------------------------------------------------------------------------------------------------
Total:                        5,278   871,237,583.00    100.00       8.060       696       79.13
-------------------------------------------------------------------------------------------------------

The weighted-average credit score of the mortgage loans, as of the Cut-Off Date, is 696.


                                  Loan-to-Value Ratio of the Mortgage Loans

                                                                                          Weighted
                              Number                      % of      Weighted   Weighted   Average
                               of         Aggregate     Aggregate   Average    Average    Combined
                             Mortgage    Principal     Principal    Mortgage   Credit   Loan-to-Value
Loan-to-Value Ratio (%)       Loans      Balance ($)     Balance    Rate (%)    Score     Ratio (%)
-------------------------------------------------------------------------------------------------------
2.95 - 5.00                       2        81,826.24      0.01       6.929       782        4.29
5.01 - 10.00                     10       346,455.07      0.04       7.461       751        7.16
10.01 - 15.00                    21       906,296.95      0.10       7.490       727       13.20
15.01 - 20.00                    38     2,294,965.84      0.26       7.138       738       18.71
20.01 - 25.00                    67     4,853,305.01      0.56       7.176       742       22.64
25.01 - 30.00                    68     6,065,562.06      0.70       7.240       737       27.53
30.01 - 35.00                    95     9,893,883.56      1.14       7.401       718       32.51
35.01 - 40.00                   124    14,060,079.47      1.61       7.308       720       37.86
40.01 - 45.00                   116    15,052,257.00      1.73       7.386       724       42.68
45.01 - 50.00                   169    22,910,118.26      2.63       7.405       715       47.51
50.01 - 55.00                   192    29,012,227.71      3.33       7.398       719       52.50
55.01 - 60.00                   230    35,805,071.46      4.11       7.464       707       57.58
60.01 - 65.00                   259    41,514,571.04      4.77       7.492       709       62.73
65.01 - 70.00                   307    49,974,788.74      5.74       7.559       703       67.53
70.01 - 75.00                   379    64,438,795.84      7.40       7.530       701       72.73
75.01 - 80.00                   596    99,200,722.86     11.39       7.696       694       78.20
80.01 - 85.00                   443    79,733,757.37      9.15       8.109       691       83.05
85.01 - 90.00                   585   107,021,807.57     12.28       8.200       695       88.13
90.01 - 95.00                   500    94,117,800.06     10.80       8.572       679       93.00
95.01 - 100.00                1,077   193,953,290.89     22.26       8.819       688       99.03
-------------------------------------------------------------------------------------------------------
Total:                        5,278   871,237,583.00    100.00       8.060       696       79.13
-------------------------------------------------------------------------------------------------------

The weighted-average loan-to-value ratio of the mortgage loans, as of the Cut-Off Date, is 79.12%.

--------------------------------------------------------------------------------
  This page must be accompanied by a disclaimer. If you did not receive such a disclaimer, please contact your Citigroup Global Markets Inc.
                         Financial Advisor immediately.

CRMSI 2007-2                                                     [CITICORP LOGO]


                              Combined Loan-to-Value Ratio of the Mortgage Loans

                                                                                          Weighted
                              Number                      % of      Weighted   Weighted   Average
                               of         Aggregate     Aggregate   Average    Average    Combined
Combined Loan-to-Value       Mortgage    Principal     Principal    Mortgage   Credit   Loan-to-Value
Ratio (%)                     Loans      Balance ($)     Balance    Rate (%)    Score     Ratio (%)
-------------------------------------------------------------------------------------------------------
2.95 - 10.00                     12       428,281.31      0.05       7.359       757        6.61
10.01 - 20.00                    58     3,170,768.26      0.36       7.213       736       16.56
20.01 - 30.00                   134    10,887,484.55      1.25       7.198       739       25.15
30.01 - 40.00                   219    23,953,963.03      2.75       7.347       719       35.65
40.01 - 50.00                   285    37,962,375.26      4.36       7.397       718       45.59
50.01 - 60.00                   421    64,725,539.77      7.43       7.431       712       55.25
60.01 - 70.00                   565    91,220,803.64     10.47       7.530       706       65.32
70.01 - 75.00                   379    64,438,795.84      7.40       7.530       701       72.73
75.01 - 80.00                   598    99,499,773.53     11.42       7.694       694       78.20
80.01 - 85.00                   442    79,669,958.17      9.14       8.109       691       83.04
85.01 - 90.00                   585   107,021,807.57     12.28       8.200       695       88.13
90.01 - 95.00                   502    94,273,358.66     10.82       8.573       679       93.00
95.01 - 100.00                1,078   193,984,673.41     22.27       8.820       688       99.03
-------------------------------------------------------------------------------------------------------
Total:                        5,278   871,237,583.00    100.00       8.060       696       79.13
-------------------------------------------------------------------------------------------------------

The weighted-average combined loan-to-value ratio of the mortgage loans, as of the Cut-Off Date, is 79.13%.


                                 Silent Second Status of the Mortgage Loans

                                                                                          Weighted
                              Number                      % of      Weighted   Weighted   Average
                               of         Aggregate     Aggregate   Average    Average    Combined
                             Mortgage    Principal     Principal    Mortgage   Credit   Loan-to-Value
Silent Second Status          Loans      Balance ($)     Balance    Rate (%)    Score     Ratio (%)
-------------------------------------------------------------------------------------------------------
None                          5,271   870,440,327.59     99.91       8.061       696         79.14
Has Silent Second                 7       797,255.41      0.09       7.791       700         72.61
-------------------------------------------------------------------------------------------------------
Total:                        5,278   871,237,583.00    100.00       8.060       696         79.13
-------------------------------------------------------------------------------------------------------


                                   Occupancy Type of the Mortgage Loans

                                                                                          Weighted
                              Number                      % of      Weighted   Weighted   Average
                               of         Aggregate     Aggregate   Average    Average    Combined
                             Mortgage    Principal     Principal    Mortgage   Credit   Loan-to-Value
Occupancy Type                Loans      Balance ($)     Balance    Rate (%)    Score     Ratio (%)
-------------------------------------------------------------------------------------------------------
Primary                       5,208   862,847,414.68     99.04       8.061       696         79.18
Investor                         44     5,590,475.97      0.64       8.071       709         76.97
Second Home                      26     2,799,692.35      0.32       7.952       713         66.79
-------------------------------------------------------------------------------------------------------
Total:                        5,278   871,237,583.00    100.00       8.060       696         79.13
-------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
  This page must be accompanied by a disclaimer. If you did not receive such a disclaimer, please contact your Citigroup Global Markets Inc.
                         Financial Advisor immediately.

CRMSI 2007-2                                                     [CITICORP LOGO]


                                   Property Type of the Mortgage Loans

                                                                                          Weighted
                              Number                      % of      Weighted   Weighted   Average
                               of         Aggregate     Aggregate   Average    Average    Combined
                             Mortgage    Principal     Principal    Mortgage   Credit   Loan-to-Value
Property Type                 Loans      Balance ($)     Balance    Rate (%)    Score     Ratio (%)
-------------------------------------------------------------------------------------------------------
Single Family                 4,694   746,472,077.69     85.68       8.054       697       78.91
PUD                             305    75,188,242.64      8.63       8.208       689       84.38
Condominium                     183    30,727,770.40      3.53       8.033       702       80.01
Two Family                       84    16,507,753.83      1.89       7.779       696       65.47
Three Family                     11     2,167,064.66      0.25       7.499       707       68.03
Four Family                       1       174,673.78      0.02       8.639       512       34.58
-------------------------------------------------------------------------------------------------------
Total:                        5,278   871,237,583.00    100.00       8.060       696       79.13
-------------------------------------------------------------------------------------------------------


                                     Loan Purpose of the Mortgage Loans

                                                                                          Weighted
                              Number                      % of      Weighted   Weighted   Average
                               of         Aggregate     Aggregate   Average    Average    Combined
                             Mortgage    Principal     Principal    Mortgage   Credit   Loan-to-Value
Loan Purpose                  Loans      Balance ($)     Balance    Rate (%)    Score     Ratio (%)
-------------------------------------------------------------------------------------------------------
Cash-Out Refinance            5,252   868,598,148.35     99.70       8.057       697       79.11
Rate/Term Refinance              26     2,639,434.65      0.30       9.143       662       86.35
-------------------------------------------------------------------------------------------------------
Total:                        5,278   871,237,583.00    100.00       8.060       696       79.13
-------------------------------------------------------------------------------------------------------


                                  Documentation Type of the Mortgage Loans

                                                                                          Weighted
                              Number                      % of      Weighted   Weighted   Average
                               of         Aggregate     Aggregate   Average    Average    Combined
                             Mortgage    Principal     Principal    Mortgage   Credit   Loan-to-Value
Documentation Type            Loans      Balance ($)     Balance    Rate (%)    Score     Ratio (%)
-------------------------------------------------------------------------------------------------------
Full                          2,327   392,407,003.17     45.04       8.547       666       83.09
Alternative                   1,983   321,317,426.12     36.88       7.634       723       75.78
Model Verified Income           968   157,513,153.71     18.08       7.718       719       76.10
-------------------------------------------------------------------------------------------------------
Total:                        5,278   871,237,583.00    100.00       8.060       696       79.13
-------------------------------------------------------------------------------------------------------


                                    Lien Position of the Mortgage Loans

                                                                                          Weighted
                              Number                      % of      Weighted   Weighted   Average
                               of         Aggregate     Aggregate   Average    Average    Combined
                             Mortgage    Principal     Principal    Mortgage   Credit   Loan-to-Value
Lien Position                 Loans      Balance ($)     Balance    Rate (%)    Score     Ratio (%)
-------------------------------------------------------------------------------------------------------
First Lien                    5,278   871,237,583.00    100.00       8.060       696       79.13
-------------------------------------------------------------------------------------------------------
Total:                        5,278   871,237,583.00    100.00       8.060       696       79.13
-------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
  This page must be accompanied by a disclaimer. If you did not receive such a disclaimer, please contact your Citigroup Global Markets Inc.
                         Financial Advisor immediately.

CRMSI 2007-2                                                     [CITICORP LOGO]


                                    Location of the Mortgaged Properties

                                                                                          Weighted
                              Number                      % of      Weighted   Weighted   Average
                               of         Aggregate     Aggregate   Average    Average    Combined
                             Mortgage    Principal     Principal    Mortgage   Credit   Loan-to-Value
Location                      Loans      Balance ($)     Balance    Rate (%)    Score     Ratio (%)
-------------------------------------------------------------------------------------------------------
California                      625   156,609,617.22     17.98       7.629       712       69.63
Florida                         353    60,115,149.20      6.90       8.077       678       76.43
New York                        196    40,472,219.99      4.65       7.867       693       73.98
Arizona                         209    36,386,011.60      4.18       8.038       696       78.48
Virginia                        179    35,323,358.69      4.05       8.139       689       82.03
Utah                            195    33,417,705.30      3.84       7.928       705       81.09
Washington                      167    32,811,534.12      3.77       8.037       703       80.95
Illinois                        201    30,239,220.74      3.47       8.185       692       82.69
Georgia                         199    28,374,261.88      3.26       8.940       675       90.98
Maryland                        120    27,296,757.45      3.13       8.052       685       77.74
Texas                           265    24,921,432.31      2.86       8.364       670       75.56
Oregon                          118    22,329,195.67      2.56       8.000       695       79.32
Massachusetts                    98    21,236,401.34      2.44       8.251       711       78.16
Pennsylvania                    150    20,892,082.79      2.40       7.937       702       80.87
Wisconsin                       160    20,263,885.13      2.33       7.910       708       82.68
New Jersey                       93    18,903,113.56      2.17       8.186       691       71.32
Louisiana                       142    18,581,585.62      2.13       8.580       671       88.34
Ohio                            144    17,240,580.00      1.98       8.392       691       85.88
Missouri                        136    17,041,529.84      1.96       8.214       700       88.02
Colorado                         82    14,864,760.33      1.71       8.141       713       85.91
Nevada                           69    14,688,210.08      1.69       7.930       706       79.61
Idaho                           101    14,635,465.52      1.68       8.101       696       82.66
Minnesota                        84    14,548,242.71      1.67       8.312       700       83.56
Iowa                            135    13,936,036.41      1.60       8.061       702       86.69
Oklahoma                        122    12,709,391.99      1.46       8.286       689       86.57
New Hampshire                    56    10,404,016.37      1.19       7.905       716       83.08
Connecticut                      56    10,230,057.77      1.17       8.066       696       78.67
Michigan                         81     9,003,660.66      1.03       8.047       708       83.66
Mississippi                      72     8,347,391.77      0.96       8.772       657       88.31
Kansas                           70     7,947,230.65      0.91       8.267       688       87.97
Alabama                          74     7,920,146.04      0.91       8.801       650       89.10
Tennessee                        67     7,748,619.33      0.89       8.365       699       88.01
South Carolina                   57     6,956,069.43      0.80       8.683       676       83.32
Hawaii                           24     6,932,018.45      0.80       7.423       721       64.42
Indiana                          60     6,620,827.74      0.76       7.961       711       85.65
Alaska                           34     6,329,566.94      0.73       8.306       687       84.80
Nebraska                         56     5,800,873.48      0.67       7.959       724       85.21
Arkansas                         55     5,232,140.92      0.60       8.428       675       84.47
Kentucky                         40     4,895,243.13      0.56       8.340       700       89.20
Delaware                         22     4,558,860.83      0.52       7.882       722       87.09
Maine                            32     4,253,752.33      0.49       7.553       718       75.86
North Carolina                   27     3,183,426.50      0.37       8.885       667       87.16
New Mexico                       15     1,997,313.95      0.23       8.284       707       76.88
Rhode Island                     11     1,865,203.61      0.21       8.314       705       67.56
Vermont                           7       861,559.46      0.10       7.817       686       75.47
South Dakota                      8       726,961.34      0.08       8.462       693       91.63
Wyoming                           3       653,715.38      0.08       7.581       710       86.26
West Virginia                     5       410,744.91      0.05       7.332       738       77.68
Montana                           2       404,789.19      0.05       8.592       716       93.54
North Dakota                      1       115,643.33      0.01       8.089       749       92.06
-------------------------------------------------------------------------------------------------------
Total:                        5,278   871,237,583.00    100.00       8.060       696       79.13
-------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
  This page must be accompanied by a disclaimer. If you did not receive such a disclaimer, please contact your Citigroup Global Markets Inc.
                         Financial Advisor immediately.

CRMSI 2007-2                                                     [CITICORP LOGO]


                                Debt-to-Income Ratio of the Mortgage Loans

                                                                                          Weighted
                              Number                      % of      Weighted   Weighted   Average
                               of         Aggregate     Aggregate   Average    Average    Combined
                             Mortgage    Principal     Principal    Mortgage   Credit   Loan-to-Value
Debt-to-Income Ratio (%)      Loans      Balance ($)     Balance    Rate (%)    Score     Ratio (%)
-------------------------------------------------------------------------------------------------------
2.20 - 10.00                     15     1,861,014.81      0.21       7.413       726       73.45
10.01 - 20.00                   342    33,862,491.84      3.89       7.539       725       67.24
20.01 - 30.00                   979   133,764,177.17     15.35       7.758       713       73.30
30.01 - 40.00                 1,352   215,116,606.45     24.69       7.956       701       77.90
40.01 - 50.00                 1,373   244,412,470.99     28.05       8.170       691       81.24
50.01 - 60.00                 1,217   242,220,821.74     27.80       8.288       685       83.01
-------------------------------------------------------------------------------------------------------
Total:                        5,278   871,237,583.00    100.00       8.060       696       79.13
-------------------------------------------------------------------------------------------------------

The weighted-average debt-to-income ratio of the mortgage loans for which it is available, as of the Cut-Off Date, is 41.25%.


                                   Interest Only Term of the Mortgage Loans

                                                                                          Weighted
                              Number                      % of      Weighted   Weighted   Average
                               of         Aggregate     Aggregate   Average    Average    Combined
                             Mortgage    Principal     Principal    Mortgage   Credit   Loan-to-Value
Interest Only Term            Loans      Balance ($)     Balance    Rate (%)    Score     Ratio (%)
-------------------------------------------------------------------------------------------------------
None                          5,278   871,237,583.00    100.00       8.060       696       79.13
-------------------------------------------------------------------------------------------------------
Total:                        5,278   871,237,583.00    100.00       8.060       696       79.13
-------------------------------------------------------------------------------------------------------


                               Historical Delinquency of the Mortgage Loans

                                                                                          Weighted
                              Number                      % of      Weighted   Weighted   Average
                               of         Aggregate     Aggregate   Average    Average    Combined
                             Mortgage    Principal     Principal    Mortgage   Credit   Loan-to-Value
Historical Delinquency        Loans      Balance ($)     Balance    Rate (%)    Score     Ratio (%)
-------------------------------------------------------------------------------------------------------
0x30 Days Delinquent          5,266   869,755,593.16     99.83       8.060       696       79.14
1x30 Days Delinquent             12     1,481,989.84      0.17       8.105       683       70.17
-------------------------------------------------------------------------------------------------------
Total:                        5,278   871,237,583.00    100.00       8.060       696       79.13
-------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
  This page must be accompanied by a disclaimer. If you did not receive such a disclaimer, please contact your Citigroup Global Markets Inc.
                         Financial Advisor immediately.

CRMSI 2007-2                                                     [CITICORP LOGO]


                                   Appraisal Type of the Mortgage Loans

                                                                                          Weighted
                              Number                      % of      Weighted   Weighted   Average
                               of         Aggregate     Aggregate   Average    Average    Combined
                             Mortgage    Principal     Principal    Mortgage   Credit   Loan-to-Value
Appraisal Type                Loans      Balance ($)     Balance    Rate (%)    Score     Ratio (%)
-------------------------------------------------------------------------------------------------------
Full Appraisal                3,701   658,369,983.30     75.57       8.240       689       83.16
Automated Valuation Model     1,494   200,987,340.66     23.07       7.479       722       65.91
Appraisal from Prior Loan        26     5,618,490.06      0.64       7.868       709       77.93
Exterior Inspection Only         25     3,905,384.45      0.45       7.745       710       84.26
Field Review                     31     2,206,293.16      0.25       8.428       657       72.79
Broker Price Opinion              1       150,091.37      0.02       7.634       765       96.83
-------------------------------------------------------------------------------------------------------
Total:                        5,278   871,237,583.00    100.00       8.060       696       79.13
-------------------------------------------------------------------------------------------------------


                         Rate Reduction Program Status of the Mortgage Loans (1)

                                                                                          Weighted
                              Number                      % of      Weighted   Weighted   Average
                               of         Aggregate     Aggregate   Average    Average    Combined
Rate Reduction Program       Mortgage    Principal     Principal    Mortgage   Credit   Loan-to-Value
Status                        Loans      Balance ($)     Balance    Rate (%)    Score     Ratio (%)
-------------------------------------------------------------------------------------------------------
None                          3,281   561,262,149.42     64.42       7.543       732       76.98
50bp Reduction                1,395   228,860,503.81     26.27       8.819       648       83.71
100bp Reduction                 602    81,114,929.77      9.31       9.501       584       81.06
-------------------------------------------------------------------------------------------------------
Total:                        5,278   871,237,583.00    100.00       8.060       696       79.13
-------------------------------------------------------------------------------------------------------

(1) In the 24th month of the loan, a borrower who has made all previous payments in a timely manner will have his/her mortgage rate reduced by the applicable amount.


                         Equity Builder Program Status of the Mortgage Loans (1)

                                                                                          Weighted
                              Number                      % of      Weighted   Weighted   Average
                               of         Aggregate     Aggregate   Average    Average    Combined
Equity Builder Program       Mortgage    Principal     Principal    Mortgage   Credit   Loan-to-Value
Status                        Loans      Balance ($)     Balance    Rate (%)    Score     Ratio (%)
-------------------------------------------------------------------------------------------------------
Equity Builder Program        5,143   850,440,301.08     97.61       8.047       697       79.04
None                            135    20,797,281.92      2.39       8.593       680       82.84
-------------------------------------------------------------------------------------------------------
Total:                        5,278   871,237,583.00    100.00       8.060       696       79.13
-------------------------------------------------------------------------------------------------------

(1) A borrower enrolled in the Equity Builder Program allows the Servicer to automatically debit the borrower's personal bank account for the amount equal to the scheduled payment. In exchange, the borrower receives a 0.25% reduction in mortgage rate. This reduction does not affect the amount of the scheduled payment (which is still based on the higher mortgage rate), but does affect the relative amounts of principal and interest in that payment. All borrowers not enrolled in the Equity Builder Program as of the Cut-Off Date are permitted to enroll at any point in the future.

--------------------------------------------------------------------------------
  This page must be accompanied by a disclaimer. If you did not receive such a disclaimer, please contact your Citigroup Global Markets Inc.
                         Financial Advisor immediately.

CRMSI 2007-2                                                     [CITICORP LOGO]


                                Payment Frequency of the Mortgage Loans

                                                                                          Weighted
                              Number                      % of      Weighted   Weighted   Average
                               of         Aggregate     Aggregate   Average    Average    Combined
                             Mortgage    Principal     Principal    Mortgage   Credit   Loan-to-Value
Payment Frequency             Loans      Balance ($)     Balance    Rate (%)    Score     Ratio (%)
-------------------------------------------------------------------------------------------------------
Monthly                         493    75,688,221.24      8.69       8.240       685       78.70
Semi-Monthly                    356    60,612,593.99      6.96       8.217       689       81.30
Bi-Weekly                     4,429   734,936,767.77     84.36       8.029       698       78.99
-------------------------------------------------------------------------------------------------------
Total:                        5,278   871,237,583.00    100.00       8.060       696       79.13
-------------------------------------------------------------------------------------------------------


                          Prepayment Penalty Terms of the Mortgage Loans (1)

                                                                                          Weighted
                              Number                      % of      Weighted   Weighted   Average
                               of         Aggregate     Aggregate   Average    Average    Combined
Prepayment Penalty Term      Mortgage    Principal     Principal    Mortgage   Credit   Loan-to-Value
(Months)                      Loans      Balance ($)     Balance    Rate (%)    Score     Ratio (%)
-------------------------------------------------------------------------------------------------------
None                            880   126,182,005.55     14.48       8.473       687       80.41
36                            4,398   745,055,577.45     85.52       7.991       698       78.91
-------------------------------------------------------------------------------------------------------
Total:                        5,278   871,237,583.00    100.00       8.060       696       79.13
-------------------------------------------------------------------------------------------------------

(1) No prepayment penalty proceeds will go to any of the Offered Certificates. If the borrower refinances with a Citigroup entity, the Servicer will waive the prepayment penalty.

--------------------------------------------------------------------------------
  This page must be accompanied by a disclaimer. If you did not receive such a disclaimer, please contact your Citigroup Global Markets Inc.
                         Financial Advisor immediately.

CRMSI 2007-2                                                     [CITICORP LOGO]


 ------------------------------------------------------------------------------
                           Rating Agencies Contacts
 ------------------------------------------------------------------------------

    Standard & Poor's                          Brendan Bliss: (212) 438-3794
    -----------------                          Kim Johnson: (212) 438-3325
                                               Jong Kim: (212) 438-2886

    Moody's                                    Greg Gemson: (212) 553-2974
    -------
 ------------------------------------------------------------------------------










--------------------------------------------------------------------------------
  This page must be accompanied by a disclaimer. If you did not receive such a disclaimer, please contact your Citigroup Global Markets Inc.
                         Financial Advisor immediately.